UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 17, 2016

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 17, 2016, EA entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule 1 thereto (together, the “Underwriters”), pursuant to which EA agreed to issue and sell to the Underwriters $600,000,000 aggregate principal amount of 3.700% Senior Notes due 2021 (the “2021 notes”) and $400,000,000 aggregate principal amount of 4.800% Senior Notes due 2026 (the “2026 notes” and, together with the 2021 notes, the “senior notes”) pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-199995) previously filed with the Securities and Exchange Commission (the “SEC”), as supplemented by the preliminary prospectus supplement filed with the SEC on February 17, 2016 and the final prospectus supplement filed with the SEC on February 18, 2016 (the “Registration Statement”). The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

EA incorporates by reference the exhibit filed with this Report into the Registration Statement, pursuant to which the senior notes were registered.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated February 17, 2016, among Electronic Arts Inc. and J.P. Morgan Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule 1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	February 19, 2016	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1
Underwriting Agreement, dated February 17, 2016, among Electronic Arts Inc. and J.P. Morgan Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule 1 thereto.